                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20579


                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) - February 24, 2006


                                LITTELFUSE, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                    0-20388                   36-3795742
(State or other jurisdiction        (Commission                IRS Employer
     of incorporation)              File Number)          Identification Number)

                  800 E. Northwest Hwy., Des Plaines, IL 60016
              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (847) 824-1188

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS


     On February 24, 2006, the Littelfuse, Inc. (the "Company") entered into a material definitive agreement with Kenneth R. Audino, Vice President, Organizational Development and Total Quality Management of the Company. Mr. Audino is retiring from the Company effective March 1, 2006, and the agreement provides that Mr. Audino will provide consulting services to the Company through December 31, 2006. In consideration of such consulting services, the Company has agreed to extend the period during which Mr. Audino may exercise his outstanding stock options.


     Mr. Audino holds options on 57,000 shares of common stock, granted on various dates between 200 and 2005 under the Company's 1993 Stock Plan for Employees and Directors of Littelfuse, Inc. (the "Stock Plan") at exercise prices of between $20.24 and $35.50 per share. Under the terms of the Stock Plan, all of the options will vest upon Mr. Audino's retirement, and in the absence of the agreement the options would expire 90 days after his retirement. Mr. Audino will not receive any other consideration for the consulting services.


                                   SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          LITTELFUSE, INC.


Date:  March 1, 2006                      By: /s/ Philip G. Franklin
                                             -----------------------------------
                                             Philip G. Franklin
                                             Vice President, Operations
                                             Support and Chief Financial Officer




                                       2